CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 4 of our report dated June 17, 2021, relating to the financial statements and financial highlights, which appear in PGIM Muni High Income Fund’s Annual Report on Form N-CSR for the year ended April 31, 2021.  We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

June 24, 2021